Exhibit 3.13

ARTICLES OF INCORPORATION

OF

NEW INTERVAL INTERNATIONAL, INC.

The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I.  NAME

The name of the corporation shall be:

NEW INTERVAL INTERNATIONAL, INC.

The principal place of business of this corporation shall be Suite 306, 7000 Southwest 62nd Avenue, South Miami, Florida  33143.

ARTICLE II.  NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III.  CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having a par value of $.01 per share.

ARTICLE IV.  ADDRESS

The street address of the initial registered office of the corporation shall be 502 East Park Avenue, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc. – Gail Shelby.

ARTICLE V.  TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI.  DIRECTORS

This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.

ARTICLE VII.  SUBSCRIBER

The name and street address of the subscriber to these Articles of Incorporation is:

Gail Shelby	502 East Park Avenue Tallahassee, Florida 32301

IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal on this 20th day of December, 1983.

/s/ Gail Shelby	(SEAL)
Gail Shelby

STATE OF FLORIDA

COUNTY OF LEON

The foregoing instrument was acknowledged before me this 20th day of December, 1983, by Gail Shelby.

/s/ Illegible
Notary Public, State of Florida at Large

My Commission Expires:

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
NEW INTERVAL INTERNATIONAL, INC.

Pursuant to the provisions of Section 607.181 of the Florida General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.             The name of the corporation is NEW INTERVAL INTERNATIONAL, INC.

2.             The following Amendment of the Articles of Incorporation was adopted by the sole shareholder of the corporation on November 14, 1984, in the manner prescribed by the Florida General Corporation Act:

The name of the corporation shall be
INTERVAL INTERNATIONAL, INC.

3.             The number of shares of the corporation outstanding at the time of the adoption was 10,000, and the number of shares entitled to vote thereon was 10,000.

4.             The sole shareholder of the corporation voted unanimously in favor of the Amendment.

Dated November 14, 1984

NEW INTERVAL INTERNATIONAL, INC.

By:	/s/ Kenneth V. Knight
Kenneth V. Knight, President

and

By:	/s/ Allen F. Burkett
Allen F. Burkett, Secretary

STATE OF FLORIDA	)
) ss.
COUNTY OF DADE	)

BEFORE ME, the undersigned authority, personally appeared Kenneth V. Knight and Allen F. Burkett, President and Secretary, respectively, of New Interval International, Inc., who are to me well known to be the persons described in and who subscribed the above Articles of Amendment to the Articles of Incorporation, and they did freely and voluntarily acknowledge before me according to the law they made and subscribed the same for the use and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Miami, Dade County, Florida, this 14th day of November, 1984.

/s/ Illegible
Notary Public, in and for the State of Florida at Large

My Commission Expires:

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
OF INTERVAL INTERNATIONAL, INC.

ARTICLE I

The name of the Corporation is Interval International, Inc.

ARTICLE II

The following amendment was adopted by the Board of Directors of the Corporation and the Sole Shareholder of the Corporation on August 12, 1992:

NOW THEREFORE, BE IT RESOLVED, that Article III of the Articles of Incorporation be deleted in its entirety and replaced with the following new Article III:

ARTICLE III - CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is one hundred thousand (100,000) shares of common stock having a par value of $0.10 per share.

ARTICLE III

The Sole Shareholder approved of the foregoing amendment and, therefore, the number of votes cast was sufficient for approval.

DATED this 12th day of August, 1992.

INTERVAL INTERNATIONAL, INC.

By:	/s/ Craig M. Nash
Craig M. Nash, President

Attest:	/s/ Anthony R. Sorrentino
Anthony R. Sorrentino, Secretary

STATE OF FLORIDA	)
) ss.
COUNTY OF DADE	)

Before me, the undersigned authority, personally appeared Craig M. Nash and Anthony R. Sorrentino, known to me and known by me to be the persons who executed the foregoing Articles of Amendment, and they acknowledged before me that they executed those Articles of Amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the State and County aforesaid this 12th day of August, 1992.

/s/ Janet L. O’Neill
Notary Public, in and for the State of Florida at Large